Exhibit 10.17

                                                                           Maxim
                                                                           Group


September, 4 2003

Mr. Marvin H. Fink, Chairman
Recom Managed Systems, Inc
4705 Laurel Canyon
Boulevard Studio City, CA 91607

RE:  Private Placement of Securities for Recom Managed Systems, Inc.

Dear Mr. Fink:

This letter confirms our understanding that Recom Managed Systems, Inc ("Recom" or the "Company") has engaged Maxim Group, LLC (together with its affiliates and subsidiaries, "Maxim") to act as the Company's placement agent ("Placement Agent"), in connection with a best efforts mini-maxi private placement offering of the Company's securities with the minimum being $1,000,000 ("Mini") and the maximum being $3,000,000 ("Maxi") (the "Placement") on terms substantially similar to those set forth on the attached Term Sheet. This letter will confirm our acceptance and set forth the terms of the engagement agreed to between Maxim and the Company.

1. Information. In connection with the Placement Agent's activities hereunder, the Company will furnish Maxim with all material and information regarding the business and financial condition of the Company (the "Information"), and with a private placement memorandum with respect to the Company and the Placement (such memorandum in the form authorized by the Company, including any exhibits or supplements thereto, being the "Private Placement Materials"). The Company represents and warrants that all Information and Private Placement Materials, including but not limited to the Company's financial statements, will be complete and correct in all material repects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. The Company recognizes and confirms that the Placement
         Agent: (i) will use and rely primarily on the Information, the Private Placement Materials and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) is authorized as the Company's exclusive financial advisor and placement agent to transmit to any prospective investor a copy or copies of the Private Placement Materials, forms of purchase agreements and any other legal documentation supplied to the Placement Agent for transmission to any prospective investor by or on behalf of the Company or by any of the Company's officers, representatives or agents, in connection with the performance of the Placement Agent's services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of the Information or the Private Placement Materials and such other information; (iv) will not make an appraisal of any assets of the Company; and (v) retains the right to continue to perform due diligence during the course of the engagement. The Placement Agent agrees to keep the Information confidential and will not make use thereof, except in connection with services hereunder for the Company, unless; (i) disclosure is required by law or requested by any government, regulatory or self-regulatory agency or body; (ii) any Information is or becomes generally available to the public; or
         (iii) any Information was or becomes available to the Placement Agent on a non-confidential basis from a source other than the Company or any of its representatives.



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2.       Exclusivity. Immediately after the Offering Memorandum setting forth the terms of the Placement is finished and distributed to Maxim's clients, Maxim shall become the exclusive Placement Agent for the Company until October 31, 2003. Upon the raising of the Mini such term shall automatically be extended until November 30, 2003. The Company may raise money, through bridge financings, as needed, in the form of convertible notes which will be converted into the Securities at the closing of the Mini.

3. Compensation. As compensation for services rendered and to be rendered hereunder by Maxim, the Company agrees to pay Maxim as follows:

         a) An amount in cash equal to eight percent (8%) of the principal amount of any Placement placed and/or committed, including any funds raised by the Company, payable at the time of each closing of the Financing ("Placement Fee"). The following investors will not be subject to the aforementioned commission described herein: Mr. and Mrs. Mitch Stein.

         b) The Company will issue to Maxim warrants to purchase shares of the Company's Common Stock equal to ten percent (10.0%) of the number of preferred shares, common shares and/or warrants ("Securities") issued in the Placement. Such Warrants will be issued pursuant to a Warrant Agreement to be signed by Maxim and the Company, which agreement shall provide, among other things, that the Warrants shall be exercisable at an exercise price equal to 120% of the price at which the Securities are sold to investors in the Placement, shall expire five (5) years from the date of issuance, include customary registration rights (including registering the shares along with the securities issued in the Placement), and provisions for cashless exercise, and such other terms as are normal and customary for warrants of this type.

         c) The Underwriter shall also be entitled to a non-accountable expense allowance equal to two percent (2%) of the gross proceeds of the Placement.

         d) Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if on or before the twelve month anniversary of the final closing of the Placement, the Company enters into a definitive commitment relating to a Placement (or any portion thereof), capital raise, or consummates a Placement with any party, or the Company enters into a definitive commitment relating to a Placement (or any portion thereof) with any financing source (i) to whom the Company was introduced by the Placement Agent, (ii) who was initially contacted by the Placement Agent in connection with its services for the Company hereunder (iii) who was contacted by the Placement Agent at the direction of the Company (provided a sum of money equal to the Mini was raised by the Placement Agent from investors originally contacted by the Placement Agent) or (iv) whose investment was a result of the use by the Company of materials or other work product prepared by the Placement Agent, the Company shall pay to the Placement Agent fees in accordance with the terms and provisions of
                  Section 3, herein.

4. Right of First Refusal. Assuming the Placement Agent raises the Mini, it is expressly understood and acknowledged that, for acting as Placement Agent, Maxim shall receive the right to manage any private or public Placement for the Company for a period of eighteen (18) months from the date of the final closing of an amount equal to at least the minimum amount described above. The terms of any Placement will be mutually agreed upon between Company and Maxim. The Company hereby agrees that if it or any subsidiary or affiliate is a party to any merger, acquisition or any other business combination for a period of eighteen (18) months from the date of the final closing of the Placement, the Company or its subsidiary or affiliate, as the case may be, shall engage Maxim as its financial advisor in connection therewith and shall pay to Maxim reasonable and customary fees based upon the amount of the consideration paid in any transaction.

5. Certain Placement Procedures. The Company and the Placement Agent each represents to the other that it has not taken, and the Company and the Placement Agent each agrees with the other that it will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by
         Section 4(2) of the Securities Act of 1933, as amended (the "Act"). In effecting the Placement, the Company and the Placement Agent each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements. The Company agrees that any representations and warranties made by it to any investor in the Placement shall be deemed also to be made to the Placement Agent for its benefit. The Company agrees that it shall cause an opinion of its counsel, in form and substance reasonably satisfactory to the Placement Agent, to be delivered to the investors in the Placement and also to be addressed and delivered to the Placement Agent.

6. Indemnification by Company. The Company agrees to indemnify Maxim and related persons in accordance with the attached indemnification letter, the provisions of which are incorporated herein in their entirety.

7.       [Intentionally left blank.]

8. Termination: Survival of Provisions. This Agreement may be terminated by the Placement Agent or the Company at any time upon thirty (30) days prior written notice to the other party, provided, however, that: (a) any termination or completion of Maxim's engagement hereunder shall not affect the Company's obligation to indemnify Maxim as provided in the separate letter agreement referred to above and (b) any termination by the Company of Maxim's engagement hereunder shall not affect the Company's obligation to pay fees to the extent provided for in Section 3 herein for a relationship entered into with funding sources identified by Maxim and with whom the Company conducted negotiations, for a period of twelve (12) months after termination of the agreement;
         (c) any termination by Maxim of Maxim's engagement hereunder shall not affect the Company's obligation to pay fees and reimburse the expenses accruing prior to such termination to the extent provided for herein; and (d)a termination fee equal to the fees the Placement Agent would have received under section 3 herein if the exclusivity provision of this Agreement is violated by the Company. All such fees and reimbursements due the Placement Agent, shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Placement or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof).

9. Insider Lock Up. Unless specifically listed on Schedule 9 to this Agreement, and provided that any such listed individuals or entities enter into separate lock-up agreements with the Company and the Placement Agent, the officers and directors and holders of more than five percent (5%) of the equity of the Company will agree not to sell, privately or publicly, any shares of the Company held by them for a period of twelve (12) months from the closing of this Placement. The parties understand that the Company intends to file an S-8 registration statement covering its 2002 Stock Plan when the twelve month period expires.

10. Offering Expenses. The Company shall pay all the offering expenses of the Placement including the qualified escrow fees, Maxim's legal fees (up to a maximum of $20,000 and assuming that at least the Mini is closed) and filing and Blue Sky expenses.

11. Board Participation. The Placement Agent shall have the right to participate in the Company's Board of Director meetings commencing on the date that the minimum amount referred to above is raised until the completion of the term of the Investment Banking Agreement.

12. Governing Law; Amendment; Headings. This Agreement may not be amended or modified except in writing, and shall be governed by and construed in accordance with the laws of the State of New York. Any dispute between the parties arising out of or related to this Agreement shall be submitted to binding arbitration administered by, and pursuant to the rules of, the American Arbitration Association ("AAA") in the State of New York, with the expenses of the arbitration to be shared equally by the parties, subject to the arbitrator's authority to apportion such expenses in favor of the prevailing party under applicable law.

13. Nondisclosure of Confidential Information. Maxim and the Company mutually agree that they will not disclose any confidential information received from the other party to others except with the written permission of the other party or as such disclosure may be required by law. Maxim has been retained under this agreement as an independent contractor with duties owed solely to the Company. The advice, written or oral, rendered by Maxim pursuant to this Agreement is intended solely for the benefit and use of the Company in considering the matters to which this agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose, reproduced, disseminated, or referred to at any time, in any manner or for any purpose, nor shall any public references to Maxim be made by the Company, without the prior written consent of Maxim, which consent shall not be unreasonably withheld.

14. Successors and Assigns. The benefits of this Agreement shall inure to the parities hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither the Placement Agent nor the Company shall assign to an unaffiliated third party any of its obligations hereunder.

15. Press Announcements. The Company agrees that Maxim shall, upon a successful transaction, have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that Maxim shall submit a copy of any such advertisement to the Company for its approval, such approval not to be unreasonably withheld.

16. Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be, and shall be deemed to be, an original instrument, but all of which taken together shall constitute one and the same Agreement.

If the terms of our engagement as set forth in this letter are satisfactory to you, please sign and date the enclosed copy of this letter and indemnification form and submit it back to us. If this agreement is not executed by both parties within [five (5)] days from its date, it shall cease to be a valid offer to assist and represent the Company.

Very truly yours,

Maxim Group, LLC

By: /s/ Clifford A. Teller
    -----------------------------------
    Clifford A. Teller
    Director

By: /s/ Anthony J. Sarkis
    -----------------------------------
    Anthony J. Sarkis
    Managing Director

ACCEPTED AND AGREED TO: as of the date hereof: __September 8____, 2003.


Recom Managed Systems, Inc.

By: /s/ Marvin H. Fink
    -----------------------------------
    Marvin H. Fink
    Chairman

                                   Schedule 9

                            Individuals and Entities

1. Sim Farar and any affiliated entities including, but not limited to, Vanguard West.

2. Tracey T. Hampton-Stein and any affiliated entities including, but not limited to, ARC Finance Group, LLC.

____________, 2003

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Gentlemen:

This letter will confirm that we have engaged Maxim Group, LLC to advise and assist us in connection with the matters referred to in our letter agreement dated ______________, 2003 (the "Engagement Letter"). In consideration of your agreement to act on our behalf in connection with such matters, we agree to indemnify and hold harmless you and your affiliates and you and their respective officers, directors, employees and agents and each other person, if any, controlling you or any of your affiliates (you and each such other person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the "Engagement") under the Engagement Letter, and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. We will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. We also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to us for or in connection with the Engagement except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

We will not, without your prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities without payment by such person arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without our prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

If the indemnification provided for in the first paragraph of this agreement is judicially determined to be unavailable (other than in accordance with the third sentence of the first paragraph hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, we shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expense relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and us, on the other hand, of the Engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause
(i) but also the relative fault of each of you and us, as well as any other relevant equitable considerations; provided, however, in no event shall your aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by you under the Engagement Letter. For the purposes of this agreement, the relative benefits to us and you of the Engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by us or our shareholders, as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the fees paid to you in connection with the Transaction.

The provisions of this agreement shall apply to the Engagement and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of your services under the Engagement Letter.

This agreement and the Engagement Letter shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state.

Very truly yours,

Recom Managed Systems, Inc.

By:____________________________________
    Marvin H. Fink
    Chairman

ACCEPTED AND AGREED TO as of the date of ____________, 2003.


Maxim Group, LLC

By:____________________________________
     Clifford A. Teller
     Director

By:____________________________________
     Anthony J. Sarkis
     Managing Director